Exhibit 10.15

SEVERANCE AGREEMENT AND RELEASE

RECITALS

This Severance Agreement and Release (“Agreement”) is made by and between Wendye Robbins, M.D. (“Employee”) and NeurogesX, Inc. (“Company”) (collectively referred to as the “Parties”):

WHEREAS, Employee was employed by the Company;

WHEREAS, the Company and Employee executed an offer letter dated June 21, 2000 (the “Employment Agreement”);

WHEREAS, On July 15, 2000, the Company and the Employee entered into an Employee Proprietary Information and Invention Agreement (the “Invention Agreement”);

WHEREAS, the Company and Employee (or entities affiliated with Employee) have entered into the following agreements for the purchase of shares of Common Stock of the Company (collectively, the “Plan Stock Agreements”), subject to the terms and conditions of the Company’s 2000 Incentive Stock Plan (the “Plan”): Exercise Notice dated as of January 31, 2003; Investment Representation Statement dated as of January 31, 2003; Restricted Stock Purchase Agreement dated as of January 31, 2003; and the Joint Escrow Instructions dated as of January 31, 2003, Exercise Notice dated as of April 8, 2002; Investment Representation Statement dated as of April 9, 2002, Security Agreement dated as of April 9, 2002 and the Promissory Note (the “Second Note”) dated as of April 9, 2002;

WHEREAS, the Company and Employee have entered into a Founder Stock Purchase Agreement dated as of July 8, 2000, subject to a Stock Restriction Agreement dated June 28, 2000, and a Common Stock Purchase Agreement dated as of September 28, 2000 (collectively, the “Founder Stock Agreements”) pursuant to which the Employee purchased shares of the Company’s common stock subject to the terms and conditions of the Plan;

WHEREAS, the Employee purchased 16,000 shares of Series A Preferred Stock pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of June 28, 2000 (collectively, the “Preferred Stock Agreement,” along with the Plan Stock Agreements and the Founder Stock Agreement, collectively, the “Stock Agreements”);

WHEREAS, the Employee has transferred shares purchased pursuant to the Stock Agreements to Craig and Wendye McGahey (Trustees of the Trust of Craig and Wendye McGahey dated March 19, 1997), which subsequently transferred such shares to the following trusts for estate planning purposes: Craig & Wendye McGahey (TTEES of the Trust of Craig & Wendye McGahey, dtd 3/19/97, as amended 9/17/01; Craig McGahey, TTEE of McGahey Family Trust dtd 12/26/02 for primary benefit of Elena Marron McGahey; Craig McGahey, TTEE of McGahey Family Trust dtd 12/26/02 for primary benefit of Robin Jenna McGahey; Craig McGahey, TTEE of McGahey Family

Trust dtd 12/26/02 for primary benefit of Simon Edward McGahey; and Craig McGahey, TTEE of McGahey Family Trust dtd 12/26/02 for primary benefit of Jennifer Robbins Bolding (collectively, the “Trusts”), with each of such Trusts agreeing to be bound to the restrictions of Employee set forth under the Stock Agreements as if such Trusts were the Employee;

WHEREAS, the Company and Employee have entered into promissory notes dated September 28, 2000 (the “First Note,” along with the Second Note, collectively, the “Promissory Notes”). The obligations under the First Note are secured pursuant to a Security Agreement dated September 28, 2000, by shares of Company common stock purchased pursuant to the Common Stock Purchase Agreement dated as of September 28, 2000;

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Consideration.

(a) Employee hereby represents and warrants that she has executed and delivered to the Company her resignation as a member of the Board of Directors effective the date of the Company’s Board of Director’s approval of this Agreement. The terms and conditions of this Agreement are expressly contingent upon the execution and delivery of Employee’s resignation from the Board of Directors. Employee’s employment with Company will terminate on or about February 15, 2004 (the “Termination Date”), at which time the Company will pay Employee all outstanding salary, wages, accrued vacation, and submitted reimbursable expenses. Upon reasonable written request, the Company’s CEO will make himself or herself reasonably available on a not more than once a month basis during normal business hours to answer Employee’s questions concerning the Company’s business until the earlier of (i) the date the Employee ceases to be a shareholder of the Company; (ii) that date the Company effectuates an IPO, or (iii) the sale or merger of the Company, wherein the Company’s then current shareholders do not maintain a 50% interest or more in the surviving entity or that involves the sale or license of all or substantially all of the assets of the Company. Employee shall be able to keep her current telephone number and email address at the Company for six (6) months after the Effective Date of this Agreement. The Company also agrees to use reasonable efforts to permanently and prominently list Employee on its website as the sole founder of the Company. On an ongoing basis, the Company will also use reasonable efforts to reference the Employee as the sole original founder of the Company in all other mediums, as appropriate.

(b) Severance. Within 10 days of the Effective Date of this Agreement, the Company agrees to pay Employee a lump sum payment equivalent to six (6) months of the Employee’s base salary in effect as of the Termination Date, less applicable withholding (the “Lump Sum”). As additional consideration for the execution of this Agreement and in consideration of the services to be provided as set forth in section 1(c) below, the Company agrees to pay Employee $133,900.00 without any withholding in equal monthly payments over a twelve month period following February 15, 2004 consistent with the Company’s regular payroll practices. These payments will be due and owing regardless of whether the Company requests utilization of Employee’s services. The first payment will be made on the first regular payroll date following the Effective Date of this Agreement and will continue, thereafter, in accordance with the Company’s regular payroll practices, for the twelve (12) month period (the “Payment Period”). During the Payment Period, Employee will not be entitled to accrual of any employee benefits, including, but not limited to, vesting in stock options or vacation benefits. Employee and the Company agree that a 1099 shall issue with respect to all payments made during the Payment Period under this section, other than for the Lump Sum payment specified above. As further severance, the Company will continue providing medical insurance for Employee and her family through February 15, 2005. To the extent that the Company cannot maintain Employee on the Company’s medical insurance plan, and the Employee elects to continue her health insurance under COBRA, the Company will reimburse Employee for payments made by Employee pursuant to COBRA in accordance with the terms set forth in Section 1(f) below.

(c) Consulting Relationship. Employee agrees to remain with the Company as a consultant from the Termination Date through February 15, 2005 (the “Consulting Period”). It is the express intention of the Company that Employee performs services during the Consulting Period as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Employee as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Employee is not authorized to bind the Company to any liability or obligation or to represent that Employee has any such authority. Employee acknowledges and agrees that Employee is obligated to report as income all compensation received by Employee pursuant to this Agreement. Employee agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. During the Consulting Period, upon the request of the Company’s then current CEO, Employee shall be required to provide up to two days of service per month to the Company, without carryovers. Should the Company’s then current CEO reasonably request that Employee provide additional days of service beyond the two days in any given calendar month, Employee will be compensated at the rate of two thousand dollars ($2,000) per day for each day beyond the two days specified herein. During the Consulting Period, the Company shall reimburse Employee for travel related expenses incurred and submitted during the Consulting Period, provided however that the total amount reimbursed during the Consulting Period shall not exceed six thousand dollars ($6,000.00), unless the Company consents in writing otherwise. Employee shall be permitted to accept other employment or consulting relationships during the Consulting Period. However, Employee agrees that, during the Consulting Period, she will not, without the prior written consent of the Company, (i) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or (ii) directly or indirectly, own, purchase, or organize, or (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate himself/herself with any business, in competition with the Company’s business in the peripheral neuropathic pain/capsaicin space, which shall be more specifically defined as involving any work concerning the TRPV1 (formerly known as the VR1) receptor, capsaicin, capsaincinoids, or other molecules active at this TRPV1 receptor on peripheral nerves. Subject to the Company’s removal of any Company property and proprietary information contained in such devices, Employee shall be allowed to keep the Company’s laptop computer and blackberry device currently used by her upon termination of the Consulting Period.

(d) Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock which have been released from the Company’s Repurchase Option under the Stock Agreements (the “Released Shares”) as of the Effective Date the Employee shall be considered to have vested in, and the Company’s Repurchase Option shall be considered to have been terminated as to, 100% of the total shares subject to the Stock Agreements and purchased by the Employee. Notwithstanding anything to the contrary in this Agreement, all shares, including those no longer subject to the Repurchase Option, shall continue to be subject to all other terms of the Stock Agreements, as applicable.

(e) Bonus Payment. Within 10 days of the Effective Date of this Agreement, the Company agrees to pay to the Employee a lump sum payment in the total amount of forty thousand dollars ($40,000.00.)

(f) Benefits. Employee’s health insurance benefits will cease at the end of February 2004, subject to Employee’s right to continue her health insurance under COBRA. Should Employee elect COBRA, the Company shall reimburse Employee for up to 12 months of health care coverage under COBRA, upon submission to the Company. Reimbursement shall be grossed up if necessary to ensure that Employee is fully reimbursed for any COBRA premium and any tax incurred on the part of Employee in connection with the reimbursement payment. Employee’s participation in all other benefits and incidents of employment ceased on the Termination Date. Employee ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.

(g) C101 Article. The Company and Employee hereby agree that with respect to authorship of the C101 article submitted by the Company to the journal “Pain,” that Alan Basbaum (the “Reviewer”) shall review the C101 article and the contributions to such article made by the various authors of such contributions and determine whether the Employee should be considered the senior author of such article. The Company and Employee hereby agree to be bound by the decisions of the Reviewer. If Mr. Basbaum notifies the Company and the Employee that he cannot serve as the Reviewer, then the Company and the Employee shall choose a person to fill the role of the Reviewer that is mutually acceptable to the Company and the Employee.

2. Repayment of Promissory Notes. Within thirty (30) days of the Effective Date of this Agreement, Employee agrees to fully repay all principal and interest on the Promissory Notes executed by Employee in favor of the Company.

3. Stock Ownership. Employee hereby represents and warrants that: (i) all stock owned by Employee and the Trusts is as set forth on Exhibit A; (ii) Employee has no right to receive any capital stock of the Company in addition to the stock set forth on Exhibit A, other than through the

Right of First Offer contained in the Investors’ Rights Agreement by and between the Company and the parties named therein, dated as of January 18, 2002, as may be amended from time to time (the “IRA”); and (iii) Employee, Trusts and all holders of stock initially purchased pursuant to the Stock Agreements remain bound by the Stock Agreements and the Voting Agreement by and between the Company and the parties names therein, dated as of January 18, 2002, as may be amended from time to time, and remain subject, as applicable, to the co-sale provisions of the IRA.

4. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all of the Company’s property and confidential and proprietary information in his/her possession to the Company on the Effective Date of this Agreement. Employee agrees to execute by the Effective Date of this Agreement a Confidential Information and Invention Assignment Agreement in the form attached hereto as Exhibit B (the “Consultant Invention Agreement”).

5. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions, reimbursable expenses and any and all other benefits due to Employee once the above noted payments and benefits are received.

6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his/her own behalf, and on behalf of his/her respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

Employee acknowledges and agrees that any material breach of any provision of this Agreement shall entitle the Company to cease the severance benefits and payments provided to Employee under this Agreement, and to pursue such other remedies as are available at law or equity, provided that the Company, in good faith, informs Employee of the breach in writing and Employee fails to cure the breach within fifteen (15) days.

7. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he/she has been advised by this writing that

(a) he/she should consult with an attorney prior to executing this Agreement;

(b) he/she has up to twenty-one (21) days within which to consider this Agreement;

(c) he/she has seven (7) days following his/her execution of this Agreement to revoke this Agreement;

(d) this Agreement shall not be effective until the revocation period has expired; and,

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

8. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he/she had the opportunity to seek the advice of legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he/she may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Employee represents that he/she has no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he/she does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he/she shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he/she hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

11. Confidentiality. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his/her best efforts to maintain in confidence: (i) the existence of this Agreement, (ii) the contents and terms of this Agreement, (iii) the consideration for this Agreement, and (iv) any allegations relating to the Company or its officers or employees with respect to Employee’s employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as “Settlement Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. Notwithstanding the foregoing (i) Employee shall be entitled to show the contents of this Agreement to her spouse, legal counsel, and accountants legally obligated not to disclose Settlement Information and (ii) Employee shall be entitled to disclose to third parties that Employee is or was a consultant to the Company.

12. No Cooperation. Employee agrees he/she will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

13. Non-Disparagement and Non-Interference. Employee and the Company each agree to refrain from any defamation, libel or slander of each other or tortious interference with the contracts and relationships of each other. All inquiries by potential future employers of Employee will be directed to the Chief Executive Officer of the Company. Upon inquiry, the Company shall only state the following: Employee’s last position and dates of employment.

14. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for him/herself or any other person or entity.

15. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

16. No Knowledge of Wrongdoing. Employee represents that he/she has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

17. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

18. Pleading of Agreement in Certain Legal Proceedings. Employee agrees that in any action or proceeding contrary to the provisions of the release in Sections 6 and 7 above which may be commenced, prosecuted or threatened by Employee or for Employee’s benefit, upon Employee’s initiative, or with Employee’s aid or approval, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

19. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he/she has the capacity to act on his/her own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

22. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

23. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Invention Agreement, the Consultant Invention Agreement, the Stock Agreements and the Promissory Note.

24. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

25. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

26. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

27. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

28. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Agreement was signed by Employee.

29. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

NEUROGESX, INC.

Dated: 2/12/04	By	/S/ ANTHONY DITONNO
Anthony DiTonno
Chief Executive Officer

Wendye Robbins, M.D., an individual

Dated: 2.12.04	/S/ WENDYE ROBBINS

EXHIBIT A

Wendye Robbins, M.D.: 1,000 shares of Common Stock

Craig & Wendye McGahey (TTEES of the Trust of Craig & Wendye McGahey, dtd 3/19/97, as amended 9/17/01: 3,109,167 shares of Common Stock and 32,000 shares of Preferred Stock

Craig McGahey, TTEE of McGahey Family Trust dtd 12/26/02 for primary benefit of Elena Marron McGahey: 50,000 shares of Common Stock

Craig McGahey, TTEE of McGahey Family Trust dtd 12/26/02 for primary benefit of Robin Jenna McGahey: 50,000 shares of Common Stock

Craig McGahey, TTEE of McGahey Family Trust dtd 12/26/02 for primary benefit of Simon Edward McGahey: 50,000 shares of Common Stock

Craig McGahey, TTEE of McGahey Family Trust dtd 12/26/02 for primary benefit of Jennifer Robbins Bolding: 50,000 shares of Common Stock

EXHIBIT B